RESTATED CERTIFICATE OF INCORPORATION

                                      -of-

                             HARDINGE BROTHERS, INC.


                                Under Section 807
                         of the Business Corporation Law



          We, ROBERT E. AGAN and BELA C. TIFFT, being respectively, the President and the Secretary of Hardinge Brother, Inc., in accordance with
Section 807 of the Business Corporation Law, hereby certify:

          1. The name of the corporation is Hardinge Brothers, Inc.

          2. The corporation is a consolidation of Morrison Machine Products, Inc. whose Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on December 14, 1925, and Hardinge Brothers, Inc., whose Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on March 3, 1931. The Certificate of Consolidation, pursuant to Section 86 of the New York Stock Corporation Law, was filed in the office of the Secretary of State of the State of New York on December 24, 1937.

          3. The text of the Certificate of Incorporation as amended heretofore is hereby restated without further amendment or change to read as herein set forth:

          1. The name of the corporation is Hardinge Brothers, Inc.

          2. The purposes for which it is to be formed are to acquire, buy, purchase, lease or otherwise equip, maintain and operate a general machine shop, to design and manufacture tools, machinery, boilers, engines and all
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     things made wholly or partly from metals, to do repairing, welding, brazing, stamping and cutting and electrical work of all kinds, to engage in all kinds of mechanical and electrical engineering and manufacturing business; to apply for, acquire, buy, lease, sell, assign, pledge or otherwise acquire or dispose of letters patent issued by the United States or by any foreign country; and to acquire by purchase or otherwise, and to sell, assign, or pledge or license territorial rights authorizing the manufacture of patent articles, to acquire by purchase or otherwise licenses, privileges, inventions, trade-marks and trade-names used in connection with any article that this corporation has the right to manufacture, buy or sell; and to grant licenses under letters patent of the United States or any foreign country; to purchase, lease or otherwise acquire and to sell, mortgage or lease real property, whether improved or unimproved, or any interest therein, and to any amount, in the State of New York, or any state or territory of the United States or any foreign country; and to conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country, in conformity with the laws of said state, territory or foreign country; and to have and maintain in any said state, territory or foreign country a business office, plant or store; and to do and perform all and everything which may be necessary, advisable or suitable and proper for the conduct of the business of said corporation and for the purpose of carrying out the objects heretofore expressed, and to exercise all implied powers and rights in the conduct of the business which the corporation may possess.

          3. The amount of capital stock which the corporation is hereafter to have is Thirteen Million Five Hundred Thousand Dollars ($13,500,000) to consist of Two Million Seven Hundred Thousand (2,700,000) shares of common stock of the par value of Five Dollars ($5.00) each.

          The common shares shall be divided into two classes, one to be known as "Class A Common" and to consist of One Million Two Hundred Thousand (1,200,000) shares and the other to be known as "Class B Common" and to consist of One Million Five Hundred Thousand (1,500,000) shares.

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          4. The designations, privileges, voting powers or restrictions or qualifications of the shares of each class are as follows:

          (a) The entire voting powers for the election of Directors of the corporation shall be vested in the Class B Common stock. On all other matters except as otherwise provided by law or this Certificate of Incorporation, each holder of Class A Common stock and Class B Common stock shall have equal voting powers of one vote for each share then standing in his name on the books of the Corporation and shall vote together as a single class.

          (b) Both classes of Common stock shall share equally in all dividends and each share of Class A and Class B Common stock outstanding at the time of dissolution shall share equally in the distribution of the assets.

          (c) No holder of stock of the corporation, of whatever class, shall have any preferential or prescriptive right of subscription to any shares of the capital stock of the corporation, of any class issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine.

          5. The office of the corporation shall be located in the City of Elmira, County of Chemung, New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation, which may be served upon him, is 1420 College Avenue, Elmira, New York.

          6. The duration of the corporation shall be perpetual.

          7. Subject to the other provisions of this Certificate of Incorporation, the Board of Directors shall manage and direct the business and affairs of the Corporation as provided in the Bylaws of the Corporation. The Bylaws may be amended only by the affirmative vote of at least 75% of the entire Board of Directors or by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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          The directors elected at the 1986 annual meeting of stockholders shall be classified, with respect to the time for which they severally hold office, into two classes, as nearly equal in number as possible. The first class shall be originally elected for a term of one (1) year and the second class shall be originally elected for a term of two (2) years, with the directors of each class to hold office until their successors are elected and qualified. At each subsequent annual meeting of the stockholders of the corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned in the manner provided in the Bylaws among the classes so as to maintain or attain as nearly as possible an equal number of directors in each class.

          Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors or change in the restrictions and qualifications for directors shall shorten the term of any incumbent director.

          Any director, an entire class of directors or the entire Board of Directors may be removed from office, only for cause, and only by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

          Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or to repeal this Article 7, provided, however, that the vote of only a majority of the outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors voting together as a single class shall be required if such alteration, amendment, inconsistent provision or repeal was approved by at least 75% of the entire Board of Directors.

          8. The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against it may be served.

          9. Business Combinations.

          9.1 For the purposes of this Article 9:

          1. The term "beneficial owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor Rule. Without limitation and in addition to the foregoing, any shares of Voting Stock of this Corporation which any Major Stockholder has the right to vote or to acquire (i) pursuant to any agreement, (ii) by reason of tenders of shares by stockholders of the Corporation in connection with or pursuant to a tender offer made by such Major Stockholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Stockholder.

          2.   The term "Business combination" shall mean:

               a. any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Stockholder, any Affiliate or Associate thereof or any Person acting in concert therewith) of this Corporation or any Subsidiary with or into a Major Stockholder or of a Major Stockholder into this Corporation or a Subsidiary;

               b. any sale, lease, exchange, transfer, distribution or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Stockholder by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of this Corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary);

               c. the purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Stockholder;

               d. the issuance of any securities, or of any rights, warrants or options to acquire any securities, of this Corporation or a Subsidiary to a Major Stockholder or the acquisition by this Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Stockholder;

               e. any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Corporation or any Subsidiary thereof which is beneficially owned by a Major Stockholder.

               f. Any plan or proposal for any partial or complete liquidation, spin off, split off or split up of the Corporation or any Subsidiary thereof proposed directly or indirectly by or on behalf of a Major Stockholder, and

               g. any agreement, contract or other arrangement providing for any of the transactions described herein.

          3. The term "Continuing Director" shall mean (i) a person who was a member of the Board of Directors of this Corporation immediately prior to the time that any then existing Major Stockholder became a Major Stockholder or (ii) a person elected to the Board of Directors at the 1986 Annual Meeting of stockholders or (iii) a person designated (before initially becoming a director) as a Continuing Director by a majority of the then Continuing Directors. All references to a vote of the Continuing Directors shall mean a vote of the total number of Continuing Directors of the Corporation.

          4. The term "Major Stockholder" shall mean any Person which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor Rule) and any Person acting in concert therewith, is the beneficial owner of 10% or more of the votes held by the holders of the outstanding shares of the Voting Stock of this Corporation, and any Affiliate or Associate of a Major Stockholder, including a Person acting in concert therewith. The term "Major Stockholder" shall not include a Subsidiary of this Corporation, nor a Person who was a Major Stockholder on May 20, 1986.

          5. The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a "Person".

          6. The term "Subsidiary" shall mean any business entity 50% or more of which is beneficially owned by the Corporation.

          7. The term "Substantial Part", as used in reference to the assets of the Corporation, of any Subsidiary or of any Major Stockholder means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is made.

          8. The term "Voting Stock" shall mean Class A Common and Class B Common and any other securities entitled to vote upon any action to be taken in connection with any Business Combination including stock or other securities convertible into Voting Stock.

          9.2 Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in 9.3 of this Article 9, neither the Corporation nor any Subsidiary shall be party to a Business Combination unless the Business Combination was approved by at least 75% of the outstanding Voting Stock of this Corporation and by at least 75% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder, provided, however, that such 75% vote of the outstanding stockholders and such 75% vote of the stockholders other than the Major Stockholder shall not be required and such Business Combination shall only require such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation, if

          1. The Business Combination was approved by the Board of Directors of the Corporation prior to the Major Stockholder involved in the Business Combination becoming a Major Stockholder; or

          2. The Major Stockholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Stockholder and the Business Combination was approved by a majority of the Continuing Directors; or

          3. The Business Combination was approved by at least 75% of the Continuing Directors of the Corporation; or

          9.3 During the time a Major Stockholder exists, a resolution to voluntarily dissolve the Corporation shall be adopted only upon the vote by at least 75% of the outstanding Voting Stock of this Corporation and by at least 75% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder, provided, however, that such 75% vote of the outstanding stockholders and such 75% vote of the stockholders other than the Major Stockholder shall not be required and such Business Combination shall require only such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation if such dissolution was approved by the vote of at least 75% of the Continuing Directors of the Corporation.

          9.4 The Board of Directors of the Corporation, when evaluating a Business Combination or the dissolution of the Corporation, shall give due consideration to all relevant factors, including without limitation the social and economic effects of such action or transaction upon the Corporation, its stockholders, employees, customers, vendors, suppliers and other constituencies, and on the communities in which the Corporation operates or is located.

          9.5 As to any particular transaction, the Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

          1. The amount of Voting Stock beneficially held by any Person;

          2. Whether a Person is an Affiliate or Associate of another;

          3.   Whether a Person is acting in concert with another;

          4.   Whether the assets subject to any Business
               Combination constitute a "Substantial Part" as herein defined;

          5. Whether a proposed transaction is subject to the provisions of this Article 9; and

          6. Any other matters with respect to which a determination is required under this Article 9.

          Any such determination shall be conclusive and binding for all purposes of this Article 9.

          9.6 The affirmative vote of the Board of Directors, the Continuing Directors, or the Voting Stock required by this Article 9 is in addition to the vote otherwise required by law or this Certificate of Incorporation.

          9.7 Any amendment, change or repeal of this Article 9 or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article 9 shall require approval by at least 75% of the outstanding Voting Stock of the Corporation and at least 75% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder, provided, however, that such 75% vote of the outstanding stockholders and such 75% vote of the stockholders other than the Major Stockholder shall not be required and such Business Combination shall only require such affirmative vote, if any, of the stockholders as is required and such Business Combination shall only require such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation if such amendment, change, repeal or other amendment was approved by the vote of at least 75% of the Continuing Directors of the Corporation.

          9.8 The requirements and restrictions of this Article 9 relating to Business Combinations are in addition to the requirements and restrictions of Section 912 of the Business Corporation Law relating to Business Combinations but shall not limit any requirements or restrictions of said
     Section 912 relating to Business Combinations.

          10. The provisions of Section 912 of the Business Corporation Law shall apply to this Corporation.

          4. This restatement of the Certificate of Incorporation was authorized by the Board of Directors.

          IN WITNESS WHEREOF we have duly subscribed this Restated Certificate this 28th day of April, 1987.

                                        s/Robert E. Agan
                                        ---------------------------------------
                                                     Robert E. Agan,
                                          President of Hardinge Brothers, Inc.


                                        s/Bela C. Tifft
                                        ---------------------------------------
                                                      Bela C. Tifft,
                                          Secretary of Hardinge Brothers, Inc.

State of New York,  )
                    : ss.
County of Chemung.  )

          On this 28 day of April , 1987, before me, personally came Robert E. Agan and Bela C. Tifft, to me known, and known to me to be the persons described in and who executed the foregoing Restated Certificate of Incorporation, and they thereupon severally duly acknowledged to me that they executed the same.



                                        s/Douglas C. Tifft
                                        ---------------------------------------
                                                      Notary Public



State of New York,  )
                    : ss.
County of Chemung.  )

          Robert E. Agan and Bela C. Tifft, being duly sworn, depose and say that each for himself deposes and says: That he, Robert E. Agan, is the President of Hardinge Brothers, Inc. and he, Bela C. Tifft, is the Secretary thereof; that he was duly authorized to execute and file the foregoing restated Certificate of Incorporation by the authorization of the Board Of Directors of Hardinge Brothers, Inc., at a Directors' meeting held at No. 1420 College Avenue, in the City of Elmira, New York, on the 28th day of April, 1987, at 8:00 A.M.


                                        s/Robert E. Agan
                                        ---------------------------------------
                                                Robert E. Agan, President



                                        s/Bela C. Tifft
                                        ---------------------------------------
                                                Bela C. Tifft, Secretary


Subscribed and sworn to before

me this  28th  day of  April, 1987.


s/Douglas C. Tifft
- ----------------------------------
          Notary Public